UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

AMENDMENT NO. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 19, 2008 (November 14, 2008)

STRATEGIC HOTELS & RESORTS, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-32223	33-1082757
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

200 West Madison Street, Suite 1700, Chicago, Illinois 60606

(Address of Principal Executive Office) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 658-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 to Form 8-K amends the report on Form 8-K filed by Strategic Hotels & Resorts, Inc. (the “Company”) with the Securities and Exchange Commission on November 18, 2008 (the “Form 8-K”). The Company filed the Form 8-K to report, among other things, that the Company had entered into a Rights Agreement between the Company and Mellon Investor Services LLC, as rights agent, dated as of November 14, 2008 (the “Rights Agreement”). A copy of the Rights Agreement was attached as Exhibit 4.1 to the Form 8-K. Subsequent to filing the Form 8-K, it was discovered that the Rights Agreement attached as Exhibit 4.1 to the Form 8-K contained a typographical error in Section 3(a) thereof, specifically the single reference to the “Record Date” in such Section 3(a) should have been a reference to the “Distribution Date”. This amendment provides the correct Exhibit 4.1.

In addition, this amendment amends the disclosure contained in Item 5.02 of the Form 8-K as set forth below.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

The first sentence contained in Item 5.02 in the Form 8-K is deleted and replaced with the following sentence: “On November 14, 2008, the Company approved a form of agreement (the “Form Employment Agreement”) to be entered into with certain executives including Richard J. Moreau and Paula C. Maggio.” The remainder of the disclosure in such Item 5.02 remains unchanged.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

The following exhibits are filed herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBITS

4.1	Rights Agreement, dated as of November 14, 2008, between Strategic Hotels & Resorts, Inc. and Mellon Investor Services LLC, as Rights Agent, which includes the Form of Articles Supplementary in respect of the Series D Junior Participating Preferred Stock (Exhibit A) and the Form of Rights Certificate (Exhibit B).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC HOTELS & RESORTS, INC.

By:	/s/ Paula C. Maggio
Name:	Paula C. Maggio
Title:	Senior Vice President, Secretary & General Counsel

Date: November 19, 2008

INDEX OF EXHIBITS

EXHIBIT NO.	DESCRIPTION OF EXHIBITS

4.1	Rights Agreement, dated as of November 14, 2008, between Strategic Hotels & Resorts, Inc. and Mellon Investor Services LLC, as Rights Agent, which includes the Form of Articles Supplementary in respect of the Series D Junior Participating Preferred Stock (Exhibit A) and the Form of Rights Certificate (Exhibit B).